Exhibit 99.1

Veradigm Provides 2025 Business Update

CHICAGO – September 30, 2025 – Veradigm® (OTCMKTS: MDRX), a leading provider of healthcare data and technology solutions, is providing estimated financial performance for the second quarter of 2025 compared to the prior year, details about its recent financing activities, and reaffirmation of its outlook for the 2025 fiscal year.

On Tuesday, September 2, longtime healthcare IT industry veteran Donald Trigg joined Veradigm as Chief Executive Officer and member of the Board of Directors.

“The near-term path for Veradigm is clear: improve profitability, reignite growth and become current with our SEC financial filings. We are clear about the hard work ahead, and we are well underway,” said Don Trigg, Chief Executive Officer. “We have a large national physician practice base. We have a data asset that provides a differentiated view into ‘Main Street Health’. I came to Veradigm because of my excitement to fully unlock their potential in the years ahead.”

Management currently estimates the following preliminary unaudited financials:

•
Revenue on a GAAP basis is between $145 million and $148 million for the quarter ending June 30, 2025, down 2% at the mid-point of ranges compared to the second quarter 2024.
•
Cash and equivalents of approximately $350 million as of June 30, 2025. Cash and equivalents increased by approximately $78 million from Cash and equivalents of $272 million as of March 31, 2025, reflecting approximately $72 million of net inflows from debt financing, approximately $23 million of net inflows from investment portfolio activity, approximately $7 million of outflows from capital expenditures, and approximately $10 million of net outflows from operating activities comprised of $7 million of net inflows from operating activities including working capital, interest income, taxes and outflows of $17 million from Transaction and other expenses(1).
•
Debt of approximately $283 million as of June 30, 2025, consisted of the $208 million principal amount of the Company’s 0.875% Convertible Senior Notes due 2027 (the “Convertible Notes”) and the $75 million senior secured term loan credit facility (the “Term Loan Facility) with a maturity date of June 18, 2030. Debt as of June 30, 2025, does not include the additional $20 million that would have been required to be paid to noteholders if all holders of the Convertible Notes had executed their repurchase option for cash on July 1, 2025.

As previously disclosed, the Company recently completed two repurchases of the Convertible Notes, repaying substantially all of the Convertible Notes outstanding.

•
On July 1, 2025, using cash on hand, the Company repurchased Convertible Notes for an aggregate amount of approximately $180 million, inclusive of $164 million in aggregate principal and $16 million of contractual repurchase premium plus accrued interestt.
•
On September 29, 2025, using cash on hand, the Company repurchased Convertible Notes for an aggregate amount of approximately $50 million, inclusive of $44 million in aggregate principal and $6 million of contractual repurchase premium plus accrued interest.

As of September 29, 2025, after the completion of the repurchases of the Convertible Notes, substantially all of the Company’s Debt consists of the amounts outstanding under the Term Loan Facility totaling $75 million.

As of September 29, 2025, the Company had 108.9 million shares of common stock outstanding and 10.6 million unvested restricted stock units outstanding.

“In the second quarter 2025, the commercial team closed deals with over $30 million in annual contract value, at a level equal to the first quarter of 2025,” said Lee Westerfield, Interim Chief Financial Officer. “At mid-year, our stable revenue performance and a sound capital base anchor our fundamentals, setting the foundation for future success.”

Financial Outlook

Veradigm reaffirms the following expectations for fiscal year 2025:

•
Revenue on a GAAP basis is expected to be approximately flat with the 2024 estimated range of $583 million and $588 million which was provided on June 23, 2025.
•
Net cash(2) is expected to remain positive.

(1)
Transaction and other revenue and expenses relate to certain favorable and unfavorable legal settlements, severance, investigations, internal reviews, restatement-related accounting advisory services and legal services and other charges incurred in connection with activities that are considered not reflective of our core business.
(2)
Calculated as Cash and cash equivalents less Debt.

Investor Conference Call and Webcast

As previously disclosed, Veradigm management plans to host an investor conference call and webcast to discuss the Company’s update at 8:00 a.m. Eastern Time on October 1, 2025.

To listen to the conference call, participants may log onto the Veradigm investor relations website. Participants also may access the conference call by dialing 877-405-1224 or 201-389-0848 and requesting Access ID # 13755960.

A replay of the call will be available for a period of one year on the Veradigm investor relations website.

About Veradigm®

Veradigm is a healthcare technology company that drives value through its unique combination of platforms, data, expertise, connectivity, and scale. The Veradigm Network features a dynamic community of solutions and partners providing advanced insights, technology, and data-driven solutions for the healthcare provider, payer, and biopharma markets. For more information about how Veradigm is fulfilling its mission of Transforming Health, Insightfully, visit www.veradigm.com, or find Veradigm on LinkedIn, Facebook, Twitter, Instagram, and YouTube.

© 2025 Veradigm LLC and/or its affiliates. All rights reserved. Cited marks are the property of Veradigm LLC and/or its affiliates. All other product or company names are the property of their respective holders, all rights reserved.

Disclaimer and Forward-Looking Statement Information

The estimated financial results contained in this press release are preliminary results, and the final results for the second quarter of 2024, fiscal year 2024, first and second quarter of 2025 may change. These preliminary results are based upon the Company’s estimates and are subject to completion of the Company’s financial closing procedures. In addition, these preliminary results have not been audited by the Company’s independent registered public accounting firm.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, the Company’s strategic initiatives under its new leadership. These forward-looking statements are based on the current beliefs and expectations of the Company’s management with respect to future events, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “continue,” “can,” “may,” “look forward,” “aims,” “hopes,” and “seeks” and similar terms, although not all forward-looking statements contain such words or expressions. Actual results could differ significantly from those set forth in the forward-looking statements.

Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among others: risks relating to the Company’s common stock not trading on a national securities exchange and deregistration from Section 12(b) of the Securities Exchange Act of 1934, as amended; a further material delay in the Company’s financial reporting or ability to hold an annual meeting of stockholders; an inability of the Company to timely prepare its delinquent financial statements due to unanticipated factors or factors that could cause further delay; the Company’s remediation efforts and preparation of financial statements or other factors that could cause additional delay or adjustments; the possibility that ongoing remediation work or the audit of the Company’s financial statements for the fiscal year ended December 31, 2023 or the fiscal year ended December 31, 2024 may identify additional errors and material weaknesses or other deficiencies in the Company’s accounting practices; the likelihood that the control deficiencies identified or that may be identified in the future will result in additional material weaknesses in the Company’s internal control over financial reporting; risks relating to the Company’s voluntary disclosure to the SEC of certain information relating to the investigation by the Audit Committee of the Company’s Board of Directors, the SEC’s investigation, and the additional information the Company has continued to provide to the SEC based on discussions with the SEC; risks relating to the putative securities class action lawsuit filed against the Company, the putative stockholder derivative action filed against the Company, commercial litigation relating to the Company’s representations regarding its financial statements and any other future litigation or investigation relating to the Company’s internal control failures, the completed investigation, and reviews or related matters; changes in the financial condition of the markets that the Company serves; the Company’s ability to hire qualified individuals to serve in senior leadership roles on a permanent basis, including a chief financial officer; risks associated with the Company’s incurrence of additional debt and the terms and conditions of the Company’s $100 million senior secured term loan credit facility entered into in June 2025; and other factors contained in the “Risk Factors” section and elsewhere in the Company’s filings with the SEC from time to time, including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Company does not undertake to update any forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes over time, except as required by law.

Veradigm Contacts:

Investors:

Jenny Gelinas

312-506-1237

jenny.gelinas@veradigm.com

Media:

Amanda Cohen

412-919-2417

amanda.cohen@veradigm.com

Table 1 Veradigm Inc. Revenue (Issued September 30, 2025) (In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Provider[1]
Revenue, GAAP[2]	$115 - $117	$119 - $120	$228 - $232	$234 - $236

Payer & Life Science[1]
Revenue, GAAP	$30 - $31	$29 - $30	$61 - $63	$58 - $60

Total Veradigm
Revenue, GAAP[2]	$145 - $148	$148 - $150	$289 - $295	$292 - $296

[1]Supplemental financial information

[2]Estimated revenue includes favorable customer settlement of approximately $0.2 million in second quarter 2024, and $0.5 million in the first half 2024 , which reflects services provided over prior years.

Table 2
Veradigm Inc.
Cash and Debt
(Issued September 30, 2025)
(In millions)
(Unaudited)

	June 30,	December 31,
	2025	2024

Cash and cash equivalents, end of period	$350	$294
Debt[1]	$283	$208

[1]Consisting of the principal amount of the 2019 convertible notes and the senior secured term loan credit facility